EXHIBIT 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.
     The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of Manhattan Associates, Inc. (the “Company”), hereby each certify that, to the undersigned’s knowledge:
     The Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2010 (the “Report”), which accompanies this Certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     Dated this 2nd day of August, 2010.

/s/ Peter F. Sinisgalli
Peter F. Sinisgalli,
Chief Executive Officer, President and Director

/s/ Dennis B. Story
Dennis B. Story,
Senior Vice President, Chief Financial Officer and Treasurer